[LETTERHEAD OF COOPERS & LYBRAND]






                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in this Registration Statement of The Stride Rite Corporation, on Form S-8 of our report dated January 8, 1998, on our audits of the consolidated financial statements and financial statement schedules of The Stride Rite Corporation as of November 28, 1997 and November 29, 1996, and for the years ended November 28, 1997, November 29, 1996 and December 1, 1995, which report is included in its Annual Report on Form 10-K.

                                                 /s/Coopers & Lybrand L.L.P.

                                                 COOPERS & LYBRAND L.L.P.





Boston, Massachusetts
April 28, 1998